Exhibit 15.1

Consent of Independent Registered Public Accounting Firm	Raymond Chabot Grant Thornton LLP
Suite 2000
National Bank Tower
600 De La Gauchetière Street West
Montréal, Québec H3B 4L8

T 514-878-2691

We have issued our report dated June 18, 2019, with respect to the consolidated financial statements included in the Annual Report of Alithya Group inc. on Form 20-F for the year ended March 31, 2019.

We hereby consent to the incorporation by reference of said report in the Registration Statement of Alithya Group inc. on Form S-8 (File No. 333-228487).

Montréal, Canada
June 19, 2019[1]

1 CPA auditor, CA public accountancy permit no. A121855

Member of Grant Thornton International Ltd	rcgt.com